Exhibit 31.3

CERTIFICATION

I, Hervé Hoppenot, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10‑K of Incyte Corporation;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2017

/s/ Hervé Hoppenot

Hervé Hoppenot
Chief Executive Officer